Exhibit (h)(6)

Schedule A

to

Amended and Restated Expense Limitation Agreement

Dated November 9, 2009

Amended August 15, 2014

Expense Limited Fund	End of Initial Term
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	October 31, 2012
PIMCO 1-3 Year Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO Australia Bond Index Exchange-Traded Fund	October 31, 2012
PIMCO Banking Sector Corporate Bond Index Fund	October 31, 2011
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO Build America Bond Exchange-Traded Fund	October 31, 2011
PIMCO Canada Bond Index Exchange-Traded Fund	October 31, 2012
PIMCO Diversified Income Exchange-Traded Fund	October 31, 2014
PIMCO Enhanced Short Maturity Exchange-Traded Fund	October 31, 2011
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar- Hedged)	October 31, 2015
PIMCO Foreign Currency Strategy Exchange-Traded Fund	October 31, 2012
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund	October 31, 2015
PIMCO Germany Bond Index Exchange-Traded Fund	October 31, 2012
PIMCO Global Advantage® Inflation-Linked Bond Strategy Fund	October 31, 2012
PIMCO Government Limited Maturity Exchange-Traded Fund	October 31, 2011
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund	October 31, 2011
PIMCO Intermediate Municipal Bond Exchange-Traded Fund	October 31, 2011
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	October 31, 2015
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	October 31, 2011
PIMCO Low Duration Exchange-Traded Fund	October 31, 2014
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund	October 31, 2015
PIMCO Prime Limited Maturity Exchange-Traded Fund	October 31, 2011
PIMCO Real Return Exchange-Traded Fund	October 31, 2014
PIMCO Short Term Municipal Bond Exchange-Traded Fund	October 31, 2011
PIMCO Total Return Exchange-Traded Fund	October 31, 2012

PIMCO ETF Trust		PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Henrik P. Larsen	By:	/s/ Peter G. Strelow
Name: Henrik P. Larsen		Name: Peter G. Strelow
Title: Vice President		Title: Managing Director